SUBSCRIPTION AGREEMENT

                                ATLANTIS AQUAFARM

THIS SUBSCRIPTION AGREEMENT IS INTENDED ONLY FOR THE USE OF OFFICERS AND DIRECTORS OF THE COMPANY AND MAY NOT BE USED FOR ANY OTHER POTENTIAL INVESTOR.

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTIONS THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.


                            DATED AS OF JUNE 27, 1997

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                        SUBSCRIPTION AGREEMENT

      Subscription Agreement, dated as of June 27, 1997, between ATLANTIS AQUAFARM INC., a New York corporation (the "Company"), and James Dimino, a New York resident ("Subscriber").

      WHEREAS, the Subscriber desires to subscribe for, and the Company desires to make available for purchase Thirteen Thousand Four Hundred (13,400) shares of the Company's Common Stock, par value $.001 per share (the "Shares"), on the terms and conditions set forth below.

      NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, the parties hereto agree as follows:


     1. Subscription for the Shares. Subject to all of the terms and conditions of this Agreement, and in reliance upon the representations and warranties contained herein, the Subscriber hereby subscribes for and agrees to purchase the Shares for his own account, and the Company agrees to sell to the Subscriber the Shares at $.10/share for a total purchase price of One Thousand Three Hundred Forty Dollars ($1,340).


     2. Subscriber's Representations, Warranties and Covenants.

            (a) Accredited Status. The Subscriber qualifies as an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), by reason of his status as an officer and/or director of the Company.

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            (b)  Investment  Intention  and  Restrictions  on  Disposition.  The
Subscriber represents and warrants that the Subscriber is acquiring the Shares being purchased by him hereunder solely for the Subscriber's own account for investment and not with a view to, or in connection with, any resale or other distribution thereof in any transaction or series of transactions that would be in violation of the securities laws of the United States or any state thereof. The Subscriber agrees that he will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any of the Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any of the Shares) or any interest therein, or any rights relating thereto, except in compliance with (i) the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Act"), (ii) all applicable state securities or "blue sky" laws. The Subscriber further understands, acknowledges and agrees that none of the Shares or any economic or voting rights relating thereto may be transferred, sold, pledged, hypothecated or otherwise disposed of unless such disposition is pursuant to an effective registration statement under the Act and is in compliance with applicable state securities laws or is exempt from such registration and/or compliance. Any attempt by the Subscriber, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any the Shares or any economic or voting rights relating thereto without complying with the provisions of this Agreement and the Stockholder Agreement shall be void and of no effect.

            (c) Restrictions on Transfer. The Subscriber acknowledges receipt of advice from the Company that (i) the Shares being purchased by him hereunder have not been registered under the Act or qualified under any state securities or "blue sky" laws, (ii) the Shares must be held indefinitely and such Subscriber must continue to bear the economic risk of the investment in the Shares unless the Shares are subsequently registered under the Act or an exemption from such registration is available, (iii) there may not be any public market for the Shares in the foreseeable future, (iv) when and if the Shares may be disposed of without registration in reliance upon Rule 144, such disposition can be made only in limited amounts and in accordance with the terms and conditions of such Rule, (v) if the exemption afforded by Rule 144 is not available, public sale without registration will require the availability of an exemption under the Act, (vi) a restrictive legend in the form set forth in
Section 7 shall be placed on the certificates representing the Shares, and (vii) a notation shall be made in the appropriate records of the Company indicating that the Shares are subject to restrictions on transfer and, if the Company should in the future engage the services of a stock transfer agent appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Shares.

            (d) Access to Information. The Subscriber represents and warrants that (i) he is familiar with the business and financial condition, properties, operation and prospects of the Company and that he has been granted the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of the purchase of the Shares hereunder and to obtain any additional information that he deems necessary or appropriate to evaluate an investment in the Company, including the Registration Statement, and all such questions have been answered to the full satisfaction of Subscriber, (ii) Subscriber, his attorney, accountant or other financial advisor has had access to all material books and records of the Company and all material contracts and documents relating to the Company, its business and the purchase of the Shares contemplated hereby, (iii) no oral representations have been made or oral information furnished to Subscriber or his adviser(s) in connection with the offering of the Shares which were in any way inconsistent with the books and records and material contracts and documents of the Company made available to Subscriber or his adviser(s) for review, (iv) his knowledge and experience in financial and business matters is such that he is capable of evaluating the merits and risk of the investment in the Shares, and (v) he is at least 21 years of age and is a resident of the State of New York.

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            (e) Ability to Bear Risk.  The  Subscriber  represents  and warrants that (i) the financial situation of the Subscriber is such that he can afford to bear the economic risk of holding the Shares purchased by him hereunder for an indefinite period, (ii) he can afford to suffer the complete loss of his investment in the Shares, (iii), Subscriber has adequate means of providing for his and his dependents' current needs and possible personal contingencies, (iv) has no need for liquidity in this investment, and (v) can afford a complete loss of such investment.

            (f) Current Information. All information which Subscriber has provided to the Company concerning his investor status and financial position, including the information contained in the attached Investor Questionnaire, is correct and complete as of the date set forth at the end hereof, and if there should be any adverse change in such information prior to his subscription being accepted by the Company, Subscriber shall immediately provide the Company with such information.

     3. Representations and Warranties of the Company. The Company represents and warrants to the Subscriber that: (i) the execution and delivery of this Subscription Agreement, the performance of the Company's obligations hereunder and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of the Company, and (ii) the Shares, when issued and delivered in accordance with the terms hereof, will be validly issued, fully paid and nonassessable, and free and clear of any liens or encumbrances other than those created pursuant to this Agreement or otherwise in connection with the transactions contemplated hereby and thereby.

     4. State Securities Laws. Notwithstanding anything in this Agreement to the contrary, the Company shall not have any obligation to sell the Shares to the Subscriber if the Subscriber is a resident of a jurisdiction in which the sale of the Shares to the Subscriber would constitute a violation of the securities laws of such jurisdiction.

     5. Tax Matters.

            (a) Individual Risk. The Subscriber represents and warrants that he understands the tax consequences of the transactions contemplated by this Agreement, including his purchase of Shares, and any disposition of the Shares, and acknowledges that he will be solely responsible for any and all tax liabilities payable by him in connection with the ownership of the Shares including the purchase, ownership and disposition of any of the Shares. The Subscriber acknowledges that the Company has made no representation or warranty as to the tax consequences of any of the transactions contemplated by this Agreement and the Company shall have no liability or obligation to the Subscriber with respect to any liability or obligations the Subscriber may incur as a result of such transactions.

            (b) Withholding. The Company shall have the right to withhold or require the Subscriber to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements incurred upon the purchase, ownership or disposition of any share of Shares, and the Company may defer any issuance of stock or payment of cash from any source whatsoever to the Subscriber until such requirements are satisfied.

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     6. Stock  Certificate  Legends.  The  certificates  representing the Shares being purchased by the Subscriber hereunder shall bear the following legend:

      "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS IT IS ESTABLISHED TO THE SATISFACTION OF COUNSEL FOR THE ISSUER THAT SUCH OFFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION UNDER, OR IS OTHERWISE IN COMPLIANCE WITH, THE ACT AND ALL OTHER APPLICABLE SECURITIES LAWS.

     7. Indemnification. Subscriber hereby indemnifies and holds harmless the Company, its directors and officers and its affiliates from and against all damages, losses, costs, and expenses (including reasonable attorneys' fees) which they may incur by reason of the failure of Subscriber to fulfill any of the terms or conditions of this Agreement or by reason of any breach of the representations and warranties made by Subscriber herein or in any document provided by the undersigned to the Company.

     8. Miscellaneous.

            (a) Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or by telecopy or sent by certified mail, return receipt requested, postage prepaid, or by Federal Express or other similar courier service to the parties to this Agreement at the following addresses or to such other address as the party to this Agreement whose address it is shall specify by notice to the other: if to the Purchaser, to the Purchaser at the address set forth under the Purchaser's name on the Signature Page; and if to the Company, to it at 175 27th Street, Brooklyn, New York 11732, Attention: Secretary, with a copy to Chambers Davidson LLP, 717 Fifth Avenue, New York, NY 10022, Attention:
Graeme A. Chambers.

            (b) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective heirs, successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement and their respective heirs or successors or permitted assigns any legal or equitable right, remedy or claim under, or in respect of, any agreement or any provision contained herein.

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            (c) Waiver;  Amendment.  No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of either party, shall be deemed to constitute a waiver by the party taking such action, of compliance by the other party with any representations, warranties, covenants or agreements contained herein. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder, or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder. Neither this Agreement nor any terms or provision hereof may be amended, modified, waived or supplemented orally, but only by a written instrument executed by the Company and the Subscriber.

            (d) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company without the prior written consent of the Subscriber, or by the Subscriber without the prior written consent of the Company.

            (e) Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, regardless of the law that might be applied under principles of conflicts of law.

            (f) Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

            (g) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

            (h) Pronouns. Any use of masculine pronouns herein shall be deemed to include the feminine and neuter cases, as applicable.

            (i) Entire Agreement. This Agreement shall constitute the entire agreement of the parties hereto with respect to the subject hereof and shall supersede all prior agreements or understandings, whether written or oral.

            (j) Severability. In case any provision of this Agreement shall be invalid or

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unenforceable in any jurisdiction, the validity and enforceability of the remaining provisions shall not in any way be affected thereby.

      IN WITNESS WHEREOF, the Company and the Subscriber have executed this Agreement as of the date first set forth above.

                                          "SUBSCRIBER"


                                          By:/s/James Dimino

                                          Name: James Dimino

                                          Title: Director
                                          Address: 175 27th Street
                                                   Brooklyn, NY 11232

                                          ATLANTIS AQUAFARM, INC.

Subscriber hereby                         By: /s/Graeme A. Chambers
Subscribes for 13,400
Shares                                    Name: Graeme A. Chambers

                                          Title: Secretary

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